Exhibit 3.89

CERTICATE OF INCORPORATION
OF
EHR MANAGEMENT CO.

ARTICLE I
NAME

The name of the corporation is EHR Management Co. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle.  The registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III
PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).  The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware General Corporation Law.

ARTICLE IV
CAPITAL STOCK

4.1                               Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000), all of which shall be Common Stock, par value $0.01 per share (“Common Stock”).

4.2                               Common Stock

4.2.1                     Relative Rights

Each share of Common Stock shall have the same relative rights as and be identical in all respects to all other shares of Common Stock.

4.2.2                     Dividends

Dividends may be paid on Common Stock out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

4.2.3                     Dissolution, Liquidation or Winding Up

In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation.

4.2.4                     Voting Rights

The holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote (including, without limitation, the election of one or more directors), and each such holder shall be entitled to one vote for each share of Common Stock held by such holder.

ARTICLE V
INCORPORATOR

The name and mailing address of the incorporator (the “Incorporator”) are Susan A. Bracker, Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424.  The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

ARTICLE VI
BOARD OF DIRECTORS

6.1                               The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.  Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.  Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

6.2                               Management of Business and affairs of the Corporation

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

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6.3                               Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporations Law; or (d) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.  Any repeal or modification of this Article 6.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at, or arising out of the facts or incidents occurring prior to, the effective date of such repeal or modification.  For purposes of this Article 6.3, “fiduciary duty as a director” also shall include any fiduciary duty arising out of serving at the Corporation’s request as a director of another corporation, partnership, limited liability company, joint venture or other enterprise, and “liable to the Corporation or its stockholders” also shall include any liability to such other corporation, partnership, limited liability company, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, member, beneficiary, creditor or investor of or in any such other corporation, partnership, limited liability company, joint venture, trust or other enterprise.

ARTICLE VII
AMENDMENT OF LAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

ARTICLE VIII
RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

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ARTICLE 9
SEVERABILITY

In the event that any provision of this Certificate of Incorporation (including any provision within a single Article, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 14th day of December, 2005.

/s/ Susan A. Bracker
Susan A. Bracker, Incorporator

CERTICATE OF OWNERSHIP AND MERGER
MERGING
ELECTROLYTE ACQUISITION SUBSIDIARY, INC.
INTO
EHR MANAGEMENT CO.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

December 13, 2006

Electrolyte Acquisition Subsidiary, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST:                   The Corporation was organized on the 30th day of October, 2006, pursuant to the laws of the State of Delaware.

SECOND:             The Corporation is the sole stockholder of EHR Management Co., a corporation incorporated on the 14th day of December, 2005, pursuant to the laws of the State of Delaware (“Management”).

THIRD:                  By unanimous written consent of the Board of Directors of the Corporation dated the 13th day of December, 2006, the following resolutions providing for the merger of the Corporation with and into Management, were duly adopted:

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge itself with and into the Management (the “Merger”), with Management being the surviving corporation (the “Surviving Corporation”) and with the Surviving Corporation assuming all of the obligations and liabilities of the Corporation upon the Effective Time (as defined below);

FURTHER RESOLVED, that the Certificate of Ownership and Merger, with such changes, additions, modifications, and amendments thereto as the officer executing and delivering the same shall deem proper be, and it hereby is, authorized, adopted and approved;

FURTHER RESOLVED, that this resolution be submitted to the sole stockholder of the Corporation for approval by written consent;

FURTHER RESOLVED, that this resolution be, and it hereby is, recommended to the sole stockholder of the Corporation for approval, and in the event the sole stockholder votes in favor of this resolution, that the Merger shall be deemed approved;

FURTHER RESOLVED, that the Merger shall become effective at the time the Certificate of Ownership and Merger is filed with the Delaware Secretary of State (the “Effective Time”);

FURTHER RESOLVED, that each share of common stock, par value $0.01 per share, of Management outstanding immediately prior to the Effective Time shall, at the Effective Time, be automatically canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore;

FURTHER RESOLVED, that at the Effective Time, each share of common stock, par value $0.001 per share, of the Corporation outstanding immediately prior to the Effective Time shall be automatically converted into and become one share of common stock, par value $0.0001 per share, of the Surviving Corporation and shall thereafter constitute the only outstanding shares of capital stock of the Surviving Corporation;

FURTHER RESOLVED, that an authorized officer of the Corporation be and he or she is hereby directed to execute and deliver the Certificate of Ownership and Merger, with such changes, additions and deletions as to any or all of the terms and provisions thereof as the officer executing and delivering the same shall deem proper, and to cause the same to be filed with the Delaware Secretary of State and further to do all acts and things whatsoever, to incur such expenses and to execute and deliver any documents, whether within or without the State of Delaware, which may be necessary or proper to effect the Merger;

FURTHER RESOLVED, that at the Effective Time, the certificate of incorporation of the Surviving Corporation shall be as set forth in Exhibit A attached hereto; and

FURTHER RESOLVED, that all agreements, instruments, documents and certificates executed and delivered and all other actions taken by any of the officers of the Corporation in connection with any of the foregoing matters prior to the date hereof be, and they hereby are, approved, adopted, authorized, ratified and confirmed in all respects.

FOURTH:              That this Merger has been approved by the sole stockholder of the Corporation by unanimous written consent.

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IN WITNESS WHEREOF, Electrolyte Acquisition Subsidiary, Inc. has caused this Certificate to be signed by an authorized officer as of the date first set forth above.

By:	/s/ William A. Sanger
William A. Sanger, President and
Chief Financial Officer

EXHIBIT A

CERTIFICATE OF INCORPORATION
OF
EHR MANAGEMENT CO.

ARTICLE I

The name of this corporation is EHR Management Co.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

This corporation is authorized to issue only one class of stock, to be designated Common Stock.  The total number of shares of Common Stock presently authorized is one thousand (1,000), each having a par value of $0.0001.

ARTICLE V

A.                                   The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors.  The number of directors that shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B.                                     The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation.  The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

SECTION VI

A.                                   The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.                                     Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of an alleged occurrence of any act or omission to act giving rise to liability or indemnification.

SECTION VII

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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CERTICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

EHR MANAGEMENT CO.

It is hereby certified that:

1.                                                 The name of the corporation (hereinafter called the “corporation”) is:

EHR MANAGEMENT CO.

2.                                                 The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.                                                 The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.                                                 The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 12/14, 2007

/s/ Todd Zimmerman
Name: Todd Zimmerman
Title: Executive Vice President

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, removal and revival of its charter, and hereby certifies as follows:

1.                                       The name of this corporation is EHR Management Co.

2,                                       Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400(street), City of Wilmington Zip Code 19808 County of New Castle the name of its registered agent is Corporation Service Company.

3,                                       The date of filing of the original Certificate of Incorporation in Delaware was 12/14/2005.

4.                                       The date when restoration, renewal and revival of the charger of this company is to commence is the 29th day of February, 2008, same being prior to the date of the expiration of the charter.  This renewal and revival of the charter of this corporation is to be perpetual.

5.                                       This corporation was duly organized and carried on the business authorized by its charter unto the 1st day of March A.D. 2008, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate the 26th day of February A.D. 2009.

By:	/s/ Benjamin Johnson
Authorized Officer

Name:	Benjamin Johnson
Print or Type

Title:	Assistant Secretary

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